Exhibit (c)(vi)

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Project Tempest D I S C U S S I O N M A T E R I A L S J U N E 2 0 2 3 C O N F I D E N T I A L

The information herein has been prepared by Lazard based upon information supplied by Thoughtworks Holding, Inc . (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company . We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity . With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company . We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based . The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise . These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard ; provided, however, that you may disclose to any and all persons the U . S . federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure . Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice . D isc l aim e r P R O J E C T T E M P E S T C O N F I D E N T I A L DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST CONFIDENTIAL

# Today's Meeting Topics

1. **Financials: Q2 Results and Q3/Q4 Outlook**

2. **Diligence Update and Schedule**

3. **Status of Other Transaction Workstreams (Merger Agreement)**

LAZARD 1

*DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions*

PROJECT TEMPEST CONFIDENTIAL

# Current Meeting Calendar

| Monday (6/26/2023) | Tuesday (6/27/2023) | Wednesday (6/28/2023) | Thursday (6/29/2023) | Friday (6/30/2023) |
|---|---|---|---|---|
| | | | | ★ *Today*<br>**Legal Due Diligence Call**<br>*2:00 – 4:00PM ET* |

| Monday (7/3/2023) | Tuesday (7/4/2023) | Wednesday (7/5/2023) | Thursday (7/6/2023) | Friday (7/7/2023) |
|---|---|---|---|---|
| **Commercial Due Diligence Call: Q2 Landing, Q3/Q4 Budget Views and Restructuring Debrief [Time to be confirmed]** | | | | |
| | | **Commercial Due Diligence Call: Capabilities, Delivery and Operations [Time to be confirmed]** | | |
| **Tax Due Diligence Call [Time to be confirmed]** | | | | |

| Monday (7/10/2023) | Tuesday (7/11/2023) | Wednesday (7/12/2023) | Thursday (7/13/2023) | Friday (7/14/2023) |
|---|---|---|---|---|
| **Commercial Due Diligence Call: Top Clients and GTM [Time to be confirmed]** | | | | |
| **Commercial Due Diligence Call: Profitability Margins [Time to be confirmed]** | | | | |
| **Commercial Due Diligence Call: Current Business Momentum [Time to be confirmed]** | | | | |

LAZARD 2

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST CONFIDENTIAL

# Due Diligence Meeting Schedule

| | Session | Topics | Time | Attendees |
|---|---|---|---|---|
| Commercial | **Q2 Landing, Q3/Q4 Budget and Restructuring Debrief[1]** | • Discuss 2Q landing, 3Q/4Q budget views and restructuring initiatives<br>• *Meeting duration: 2 hours* | **TBD 7/3 – 7/5** | • **Xiao Guo**, CEO<br>• **Erin Cummins**, CFO |
| Commercial | **Capabilities, Delivery and Operations** | • Update on strategy implementation (new product lines, partnerships, etc.)<br>• GenAI capabilities and strategic roadmap to build strong positioning<br>• Delivery strategy and deep dive into main regions<br>• Opportunities to optimize delivery<br>• *Meeting duration: 4 hours* | **TBD 7/5 – 7/7** | • **Xiao Guo**, CEO<br>• **Erin Cummins**, CFO<br>• **Joanna Parke,** Chief Talent and Operating Officer |
| Commercial | **Top Clients and GTM** | • Detailed understanding of top 25 accounts and high growth potential accounts<br>• Pipeline and recent wins / losses<br>• Target structure of sales team & sales strategy<br>• *Meeting duration: 4 hours* | **7/10 – 7/11** | • **Xiao Guo**, CEO<br>• **Erin Cummins**, CFO<br>• **Chris Murphy**, CEO North America<br>• **Julie Woods-Moss**, Chief Marketing Officer |
| Commercial | **Profitability Margins** | • Drivers of gross margin and EBITDA margin contraction since Q4'22<br>• Utilization management<br>• Margin recovery and sustainability<br>• *Meeting duration: 3 hours* | **7/10 – 7/11** | • **Erin Cummins**, CFO<br>• **Joanna Parke,** Chief Talent and Operating Officer |
| Commercial | **Current Business Momentum** | • Discuss pipeline and customer-level trends<br>• *Meeting duration: 2 hours* | **7/10 – 7/11** | • **Erin Cummins**, CFO<br>• **Chris Murphy**, CEO North America |
| Legal | **Legal Due Diligence** | • Discuss remaining open legal due diligence items<br>• *Meeting duration: 2 hours* | **Friday 6/30**<br>2:00 – 4:00PM ET | • **Ramona Mateiu**, Chief Legal Officer and Chief Compliance Officer<br>• **Martha Ruiz,** Global Head of People |
| Tax | **Tax Due Diligence** | • Discuss remaining open tax due diligence items<br>• *Meeting duration: 2 hours* | **TBD 7/3 – 7/7** | • **Chris Schwarz**, Global Head of Tax |

LAZARD

1 Likely to subsume some content from Commercial Due Diligence meetings planned for July 10 and 11.

3

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST CONFIDENTIAL

# Due Diligence Progress to Date

| | Requests (#) | | Requests (% of Total) | | |
|---|---|---|---|---|---|
| Topic | Open | Closed | Open | Closed | Key Open Items |
| Legal | 14 | 43 | *25%* | *75%* | • Copies of contracts with top 20 customers and vendors (*partially completed*)<br>• Partnership and joint venture agreements or similar contracts<br>• Non-public correspondence with individual stockholders within the last three years |
| Accounting | 3 | 23 | *12%* | *88%* | • Audit workpapers (EY's Tempest audit team to connect with EY's Atlas advisory team)<br>• Supporting calculations for Management EBITDA adjustments<br>• Supporting calculations for selected metrics presented in the public filings |
| Financing *(Received on 6/26)* | 32 | – | *100%* | – | • Details on (i) near-term forecast, (ii) restructuring initiatives and (iii) Brazil and China operations<br>• Detail on valuation creation initiatives (e.g., outbound sales, new offerings and partnerships)<br>• Detail of generative AI impact in the business (e.g., productivity improvements, estimated gross margin by these activities) |
| Tax | 9 | 20 | *31%* | *69%* | • Description of the status of US or non-US federal income or state income or non-income tax examinations for the past four years<br>• Sales and use tax returns for top 5 material jurisdictions based on revenue<br>• State income/franchise tax apportionment schedules |
| Commercial | 15 | 16 | *48%* | *52%* | • Q3'23 – Q4'23 budget<br>• Comparison of cost of delivery China vs. Singapore vs. India<br>• Detail on value creation plan, including documents on (i) sales force and GTM strategy, (ii) partnerships and new product lines, (iii) delivery capabilities and (iv) internal strategy for the last 2 years |

LAZARD 4

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST CONFIDENTIAL

# Process Timeline

| | M | T | W | T | F | M | T | W | T | F | M | T | W | T | F |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | 6/26 | 6/27 | 6/28 | 6/29 | 6/30 | 7/3 | 7/4 | 7/5 | 7/6 | 7/7 | 7/10 | 7/11 | 7/12 | 7/13 | 7/14 |
| **Due Diligence Workstreams** | | | | | | | | | | | | | | | |
| ❑ Commercial Due Diligence | | | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ★ | | | |
| ❑ Legal Due Diligence | | | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ★ | | | | | |
| ❑ Accounting Due Diligence | | | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ★ | | | | | |
| ❑ Tax Due Diligence | | | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ★ | | | | | |
| **Financing Workstreams** | | | | | | | | | | | | | | | |
| ❑ Tempest Financing / Co-Investor Process | | | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ★ |
| **Transaction & Legal Documents** | | | | | | | | | | | | | | | |
| ❑ NDA | ■ | ★ | | | | | | | | | | | | | |
| ❑ Merger Agreement and Ancillary Documents | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ■ | ★ |
| ❑ Signing of Definitive Documentation | | | | | | | | | | | | | | | ★ |

LAZARD 5